Exhibit 28e(ii)

Addendum to
Restated Distribution Agreement
between
Lord Abbett Equity Trust
and
Lord Abbett Distributor LLC
Dated: December 15, 2011 (the “Addendum”)

          Lord Abbett Distributor LLC (“Lord Abbett Distributor”) and Lord Abbett Equity Trust (the “Trust”) do hereby agree that the following Series of the Trust are added to the Restated Distribution Agreement made the 15th day of December, 2011:

Lord Abbett Calibrated Large Cap Value Fund Lord Abbett Calibrated Mid Cap Value Fund

          For purposes of Section 15(b) of the Act, this Addendum, together with the Restated Distribution Agreement and addenda thereto insofar as they have not been superseded, shall together constitute an underwriting contract of the Trust.

LORD ABBETT EQUITY TRUST

By:	/s/ Thomas R. Phillips

Thomas R. Phillips
Vice President and Assistant Secretary

Attest:

/s/ Lawrence B. Stoller

Lawrence B. Stoller
Vice President and Assistant Secretary

LORD ABBETT DISTRIBUTOR LLC
By LORD, ABBETT & CO. LLC, its Managing Member

By:	/s/ Lawrence H. Kaplan

Lawrence H. Kaplan
Member and General Counsel